UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (date of earliest event reported):
May 21, 2009

Unify Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1420 Rocky Ridge Drive
Roseville, California 95661
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 218-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 21, 2009 Unify Corporation (“Unify”) and AXS-One Inc. (“AXS-One”) issued a joint press release announcing that Unify Corporation’s Registration Statement on Form S-4 (the “Registration Statement”) was declared effective by the Securities and Exchange Commission on May 14, 2009. Unify Corporation also announced a special meeting of its stockholders to consider a proposal to approve the issuance of shares of Unify common stock and warrants to purchase shares of Unify common stock to security holders of AXS-One in connection with the proposed transaction has been scheduled for Tuesday, June 30, 2009. The board of directors of Unify previously set the close of business on May 15, 2009 as the record date for determining stockholders who will be entitled to receive notice of, and vote at, the special meeting. AXS-One will hold a special meeting of its shareholders on Tuesday, June 30, 2009, to consider a proposal to approve the proposed transaction. The board of directors of AXS-One previously set the close of business on May 15, 2009 as the record date for determining shareholders who will be entitled to receive notice of, and vote at, the special meeting. Unify and AXS-One each expect to begin mailing the joint proxy statement/prospectus on or about May 27, 2009 to their respective eligible securityholders.

A copy of the press release issued by Unify and AXS-One announcing the effectiveness of the Registration Statement and respective special stockholders meetings is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 21, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2009

By:	/s/ Steven Bonham

Steven Bonham
Vice President and CFO
(Principal Financial and Accounting Officer)